ADVANCED MEDICAL SYSTEMS INC.
                          -----------------------------

                                     BY-LAWS



ARTICLE I  MEETINGS OF SHAREHOLDERS
-----------------------------------

     1.   Shareholders' Meetings shall be held in the office of the corporation,

at Carson  City,  NV, or at such other place or places as the  Directors  shall,

from time to time, determine.

     2.   The annual meeting of the  shareholders of this  corporation  shall be held at 11:00 a.m., on the 19th day of September of each year beginning in 1997,

at which time there shall be elected by the  shareholders  of the  corporation a

Board of Directors for the ensuing year,  and the  shareholders  shall  transact such other business as shall properly come before them. If the day fixed for the annual  meeting  shall be a legal holiday such meeting shall be held on the next succeeding business day.

     3.   A notice  signed by any  Officer of the  corporation  or by any person designated by the Board of  Directors,  which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed  postage  prepaid,  at the  address  as  appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation,

to his last known address, at least ten (10) days prior to the annual meeting.

     Whenever  any notice  whatever is required to be given under any article of these  By-Laws,  a waiver  thereof in  writing,  signed by the person or persons entitled to the notice,  whether  before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.

                          ADVANCED MEDICAL SYSTEMS INC.
                          -----------------------------

                                     BY-LAWS



ARTICLE I  MEETINGS OF SHAREHOLDERS
-----------------------------------

     1.   Shareholders' Meetings shall be held in the office of the corporation,

at Carson  City,  NV, or at such other place or places as the  Directors  shall,

from time to time, determine.

     2.   The annual meeting of the  shareholders of this  corporation  shall be held at 11:00 a.m., on the 19th day of September of each year  beginning in 1997 at which time there shall be elected by the  shareholders  of the  corporation a

Board of Directors for the ensuing year,  and the  shareholders  shall  transact such other business as shall properly come before them. If the day fixed for the annual  meeting  shall be a legal holiday such meeting shall be held on the next succeeding business day.

     3.   A notice  signed by any  Officer of the  corporation  or by any person designated by the Board of  Directors,  which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed  postage  prepaid,  at the  address  as  appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation,

to his last known address, at least ten (10) days prior to the annual meeting.

     Whenever  any notice  whatever is required to be given under any article of these  By-Laws,  a waiver  thereof in  writing,  signed by the person or persons entitled to the notice,  whether  before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.


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




     4.   A majority of the shares issued and  outstanding,  either in person or by proxy,  shall  constitute  a quorum for the  transaction  of  business at any meeting of the shareholders.

     5.   If a quorum is not  present at the annual  meeting,  the  shareholders present,  in person or by proxy,  may  adjourn to such  future  time as shall be agreed upon by them,  and notice of such  adjournment  shall be mailed,  postage prepaid,  to each  shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see  fit,  and no  notice  of such  adjournment  need be given.

     6.   Special  meetings of the  shareholders may be called at anytime by the

President;  by all of the Directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation.  The Secretary shall send a notice of such called meeting to each  shareholder of record at least ten (10) days before such meeting,  and such notice shall state the time and place of the meeting, and the object  thereof.  No business shall be transacted at a special meeting except as stated in the notice to the  shareholders,  unless by  unanimous  consent of all shareholders  present,  either  in person or by  proxy,  all such  shares  being represented at the meeting.

     7.   Each shareholder shall be entitled to one vote for each share of stock in his own name on the books of the corporation,  whether  represented in person or by proxy.

     8.   At all  meetings  of  shareholders,  a  shareholder  may vote by proxy

executed   in   writing   by  the   shareholder   or  by  his  duly   authorized

attorney-in-fact.   Such  proxy  shall  be  filed  with  the  Secretary  of  the corporation before or at the time of the meeting.

     9.   The following  order of business  shall be observed at all meetings of


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




the shareholders so far as is practicable:

                                     a.   Call the roll;

                                     b.   Reading, correcting, and  approving of
                                          the minutes of the previous meeting;

                                     c.   Reports of Officers;

                                     d.   Reports of Committees;

                                     e.   Election of Directors;

                                     f.   Unfinished business; and

                                     g.   New business.

     10.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the  shareholders,  may be taken  without a meeting if a consent in  writing,

setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II  STOCK
-----------------

     1.   Certificates  of stock  shall  be in a form  adopted  by the  Board of

Directors and shall be signed by the President and Secretary of the corporation.

     2.   All  certificates  shall be  consecutively  numbered;  the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

     3.   All certificates of stock transferred by endorsement  thereon shall be surrendered  by  cancellation  and new  certificates  issued to the purchaser or assignee.

     4.   Upon  surrender  to the  corporation  or  the  transfer  agent  of the



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




corporation  of a certificate  for shares duly endorsed or accompanied by proper evidence of  succession,  assignment  or authority to transfer,  it shall be the duty of the  corporation  to  issue a new  certificate  to the  person  entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

     5.   The corporation shall be entitled to treat the holder of record of any share as the holder in fact  thereof,  and,  accordingly,  shall not be bound to recognize  any equitable or other claim to or interest in such share on the part of any  other  person  whether  or not it shall  have  express  or other  notice thereof, except as expressly provided by the laws of this state.

ARTICLE III  DIRECTORS
----------------------

     1.   A Board of  Directors,  consisting of at least one (1) person shall be chosen  annually by the  shareholders  at their meeting to manage the affairs of the  corporation.  The  Directors'  term of office  shall be one (1)  year,  and

Directors may be re-elected for successive annual terms.

     2.   Vacancies on the Board of Directors by reason of death, resignation or other causes shall be filled by the remaining  Director or Directors  choosing a

Director or Directors to fill the unexpired term.

     3.   Regular meetings of the Board of Directors shall be held at 1:00 p.m.,

on the 19th day of September of each year beginning in 1997 at the office of the company  at  Carson  City,  NV, or at such  other  time or place as the Board of

Directors  shall by  resolution  appoint;  special  meeting may be called by the

President or any Director giving ten (10) days notice to each Director.  Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the  Directors of the company.  A majority



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




of the Directors shall constitute a quorum.

     4.   The  Directors  shall have the general  management  and control of the business and affairs of the  corporation  and shall exercise all the powers that may be  exercised  or  performed by the  corporation,  under the  statutes,  the

Articles of  Incorporation,  and the By-Laws.  Such  management will be by equal vote of each member of the Board of Directors  with each Board member  having an equal vote.

     5.   The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

     6.   A resolution,  in writing,  signed by all or a majority of the members of the Board of Directors,  shall constitute action by the Board of Directors to effect  therein  expressed,  with the same  force  and  effect  as  though  such resolution had been passed at a duly convened meeting;  and it shall be the duty of the  Secretary  to record  every such  resolution  in the Minute  Book of the corporation under its proper date.

     7.   Any or all of the Directors may be removed for cause by vote of the shareholders  or by action of the Board.  Directors may be removed without cause only by vote of the shareholders.

     8.   A  Director  may  resign at any time by giving  written  notice to the

Board,  the  President or the  Secretary of the  corporation.  Unless  otherwise specified in the notice,  the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

     9.   A  Director  of the  corporation  who is  present  at a meeting of the

Directors at which action on any corporate  matter is taken shall be presumed to



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




have  assented to the action  taken  unless his dissent  shall be entered in the minutes  of the  meeting  or unless he shall  file his  written  dissent to such action  with the  person  acting as the  Secretary  of the  meeting  before  the adjournment  thereof or shall  forward  such dissent by  registered  mail to the

Secretary of the corporation  immediately  after the adjournment of the meeting.

Such right to dissent  shall not apply to a Director  who voted in favor of such action.

ARTICLE IV  OFFICERS
--------------------

     1.   The Officers of this  company  shall  consist of: a President,  one or more Vice Presidents,  Secretary,  Treasurer,  and such other officers as shall,

from time to time, be elected or appointed by the Board of Directors.

     2.   The PRESIDENT shall preside at all meetings of the Directors and the shareholders  and shall have general  charge and control over the affairs of the corporation subject to the Board of Directors.  He shall sign or countersign all certificates,  contracts and other  instruments of the corporation as authorized by the  Board of  Directors  and  shall  perform  all such  other  duties as are incident to his office or are required by him by the Board of Directors.

     3.   The VICE  PRESIDENT  shall  exercise the  functions  of the  President during the absence or disability of the President and shall have such powers and such  duties  as may be  assigned  to him,  from  time to time,  by the Board of

Directors.

     4.   The SECRETARY shall issue notices for all meetings as required by the

By-Laws,  shall keep a record of the minutes of the  proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such  reports and perform  such other  duties as are  incident to his office,  or  properly  required  of him by the Board of  Directors.  He shall be responsible  that the  corporation  complies  with Section  78.105 of the Nevada



                                       4-6

Revised Statutes and supplies to the Nevada Resident Agent or Registered  Office in Nevada, any and all amendments to the corporation's Articles of Incorporation and any and all  amendments  or changes to the  By-Laws of the  corporation.  In compliance with Section 78.105, he will also supply to the Nevada Resident Agent or Registered  Office in Nevada,  and maintain,  a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address,  including street and number,  if any,

where such stock ledger or duplicate stock ledger is kept.

     5.   The TREASURER  shall have the custody of all monies and  securities of the corporation  and shall keep regular books of account.  He shall disburse the funds of the corporation in payment of the just demands against the corporation,

or as may be ordered by the Board of Directors,  making proper vouchers for such disbursements and shall render to the Board of Directors,  from time to time, as may be required of him, an account of all his  transactions  as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

     6.   The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada,  upon whom process against the corporation may be served and shall perform all duties required of him by statute.

     7.   The salaries of all Officers  shall be fixed by the Board of Directors and may be changed, from time to time, by a majority vote of the Board.

     8.   Each of such Officers  shall serve for a term of one (1) year or until their  successors  are chosen  and  qualified.  Officers  may be  re-elected  or appointed for successive annual terms.


                                       4-7

     9.   The Board of Directors may appoint such other Officers and Agents,  as it shall deem  necessary  or  expedient,  who shall hold their  offices for such terms and  shall  exercise  such  powers  and  perform  such  duties as shall be determined, from time to time, by the Board of Directors.

     10.  Any Officer or Agent  elected or  appointed  by the  Directors  may be removed by the Directors  whenever in their  judgment the best  interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     11.  A  vacancy  in any  office  because  of death,  resignation,  removal,

disqualification or otherwise,  may be filled by the Directors for the unexpired portion of the term.

ARTICLE V  INDEMNIFICATION OF OFFICERS AND DIRECTORS
----------------------------------------------------

     The corporation  shall indemnify any and all of its Directors and Officers,

and its former Directors and Officers,  or any person who may have served at the corporation's  request as a Director or Officer of another  corporation in which it owns shares of capital stock or of which it is a creditor,  against  expenses actually and necessarily  incurred by them in connection with the defense of any action,  suit or proceeding in which they, or any of them, are trade parties, or a party,  by reason of being or having been  Director(s)  or  Officer(s)  of the corporation, or of such other corporation,  except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action,  suit or proceeding  to be liable for  negligence or misconduct in the performance of duty. Such indemnification  shall not be deemed exclusive of any other rights to which those indemnified may be entitled,  under

By-Law, agreement, vote of shareholders or otherwise.



                                       4-8

ARTICLE VI  DIVIDENDS
---------------------

     The Directors may, from time to time, declare, and the corporation may pay,

dividends  on its  outstanding  shares  in the  manner  and upon the  terms  and conditions provided by law.

ARTICLE VII  WAIVER OF NOTICE
-----------------------------

     Unless  otherwise  provided by law,  whenever  any notice is required to be given to any shareholder or Director of the corporation  under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing,  signed by the person or persons  entitled  to such  notice,

whether before or after the time stated therein,  shall be deemed  equivalent to the giving of such notice.

ARTICLE VIII  AMENDMENTS
------------------------

     1.   Any of  these  By-Laws  may  be  amended  by a  majority  vote  of the shareholders  at any annual  meeting or at any special  meeting  called for that purpose.

     2.   The  Board of  Directors  may amend the  By-Laws  or adopt  additional

By-Laws,  but shall not alter or repeal any By-Laws adopted by the  shareholders of the company.



                        CERTIFIED TO BE THE BY-LAWS OF:

                        ADVANCED MEDICAL SYSTEMS INC.




                  BY: /s/ Peter George              9/23/96
                     --------------------------------------
                                    Secretary







                                       4-9